UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.	Regulation FD Disclosure.

On April 15, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing that it has gained alignment with the U.S. Food and Drug Administration (the “FDA”) on its registrational Phase 3 program for brilaroxazine in schizophrenia. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events.

On April 15, 2024, the Company announced that it has gained alignment with the FDA for its registrational Phase 3 program for brilaroxazine in schizophrenia. In April 2024, the FDA indicated acceptance of a 4-week RECOVER-2 study for brilaroxazine in schizophrenia. The FDA also indicated that if the Company achieved two positive Phase 3 studies showing efficacy at week 4 that were to be accompanied by long-term safety data of at least 12 months, this could be supportive of an NDA submission for the acute treatment of schizophrenia. In addition, the FDA indicated that it will require a long-term randomized withdrawal study post-approval to support maintenance of effect. The Company plans to initiate the first clinical site in the RECOVER-2 trial during this quarter (Q2-2024). The Company expects topline data from its 1-year OLE trial in the fourth quarter of 2024 and expects to have completed all of the outlined NDA submission requirements by the third quarter of 2025.

RECOVER-2 is a global Phase 3, randomized, double-blind, placebo-controlled, multicenter, 4-week study designed to assess the safety and efficacy of brilaroxazine in approximately 450 patients with acute schizophrenia compared to placebo. Brilaroxazine will be administered at fixed doses of 30 mg or 50 mg once daily for 28-days. The primary endpoint is a decrease in Positive and Negative Symptoms Assessment total score compared to placebo from baseline to Day 28. Key secondary endpoints include clinical global impression (CGI) severity, positive and negative symptoms, social functioning, and cognition, and key biomarkers implicated in neuroinflammation. The Company plans to initiate the first clinical site during this quarter (Q2-2024).

Forward-Looking Statements

This report, including Exhibit 99.1 hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, and the opposites of such words, although some forward-looking statements are expressed differently. Forward-looking statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those implied by such forward-looking statements. For example, forward-looking statements include, without limitation: statements regarding the Company’s 1-year open label extension (OLE) trial evaluating the long-term safety and tolerability for brilaroxazine in schizophrenia, the registrational Phase 3 RECOVER-2 trial, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development, clinical and regulatory timelines and expenses, planned or additional studies, planned or intended regulatory submissions, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. The risks and uncertainties referred to above include, but are not limited to, risks detailed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those implied by such forward-looking statements. Unless otherwise required by applicable law, the Company assumes no obligation to update or correct any forward-looking statements, and expressly disclaims any obligation to do so.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Reviva Pharmaceuticals Holdings, Inc., dated April 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Dated: April 15, 2024	By:	/s/ Narayan Prabhu
	Name: Title:	Narayan Prabhu Chief Financial Officer